EXHIBIT 99.1

Broadcom to Acquire LTE-Related Assets from Affiliates of Renesas Electronics Corporation

Expected to Accelerate LTE Revenue into Early 2014 with Carrier-Validated, Production-Ready SoC

Conference Call at 4:30 a.m. PT / 7:30 a.m. ET Today

IRVINE, Calif. – September 4, 2013

Broadcom Corporation (NASDAQ: BRCM), a global innovation leader in semiconductor solutions for wired and wireless communications, today announced a definitive agreement to acquire LTE-related assets from affiliates of Renesas Electronics Corporation. The acquisition is expected to accelerate availability of Broadcom’s first multimode, carrier-validated LTE SoC platform into early 2014. For additional slide material visit the investor section of Broadcom’s website at www.broadcom.com/investors .

Broadcom is gaining a dual-core LTE SoC that is ready for volume production and is carrier-validated by leading global operators in North America, Japan and Europe. Broadcom also receives high-quality multimode, multiband, LTE-A/HSPA+/EDGE modem IP that includes support for leading-edge features such as Carrier Aggregation and VoLTE. The acquisition adds quality patents and applications to Broadcom’s IP portfolio and brings some of the world’s most experienced cellular engineers to Broadcom.

“Today’s transaction firmly establishes Broadcom’s presence in the rapidly growing LTE market with a production-ready, carrier-validated SoC,” said Scott McGregor, President and CEO of Broadcom. “Our LTE platform will leverage Broadcom’s rich connectivity portfolio and will deliver an optimized feature set for this fast growing market.”

In connection with the acquisition, Broadcom expects to pay approximately $164 million in cash. Excluding any purchase accounting related adjustments and fair value measurements, Broadcom currently expects this transaction to be dilutive to earnings per share on a non-GAAP basis by approximately $0.12 in the three months ending December 31, 2013 and dilutive to non-GAAP earnings per share by $0.10-$0.15 in full year 2014. However, Broadcom currently expects the transaction to be roughly neutral to non-GAAP earnings per share by the second half of 2014 and is expected to be accretive to non-GAAP earnings per share in 2015. The financial impact of the acquisition is presented on a non-GAAP basis, as GAAP acquisition-related charges, including, but not limited to, amortization of purchased intangible assets and potential restructuring charges, are not estimable at this time. The transaction has been approved by Broadcom and Renesas Electronics’ boards of directors, is subject to customary closing conditions, and is expected to close early in the three months ending December 31, 2013.

Updated Business Outlook
Broadcom today also updated its business outlook for the three months ending September 30, 2013. Broadcom now expects revenue between $2.075 billion and $2.175 billion; GAAP and non-GAAP product gross margins to be up roughly 50 to 100 basis points; and GAAP and non-GAAP research and development, and selling, general and administrative expenses to be somewhat above the high-end of the previously guided range of down ~$5 million to up ~$15 million and flat to up ~$20 million, respectively.

Conference Call Information
Broadcom will host a conference call for analysts and investors today at 4:30 a.m. Pacific Time (7:30 a.m. Eastern Time). Interested parties can call toll free at (800) 446-2782 US Toll Free or (847) 413-3235 US Toll. The company will broadcast the conference call via webcast over the Internet and will post additional slide materials about this acquisition on the company’s website. To listen to the webcast, or to view the slide content, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 10:00 p.m. Pacific Time on October 4, 2013.

About Broadcom
Broadcom Corporation (NASDAQ: BRCM), a FORTUNE 500® company, is a global leader and innovator in semiconductor solutions for wired and wireless communications. Broadcom® products seamlessly deliver voice, video, data and multimedia connectivity in the home, office and mobile environments. With the industry’s broadest portfolio of state-of-the-art system-on-a-chip and embedded software solutions, Broadcom is changing the world by Connecting everything®. For more information, go to www.broadcom.com.

Cautions Regarding Forward-Looking Statements
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to the availability of Broadcom’s first multimode carrier-validated LTE SoC platform, the purchase price, the impact of the acquisition on Broadcom’s non-GAAP earnings per share, the expected date of closing of the transaction, the strategic fit of Renesas Electronics’ technology into Broadcom’s business, the potential benefits of the transaction, guidance provided on future LTE revenue for the first half of 2014, and guidance provided on the business outlook for the three months ending September 30, 2013. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important risk factors that may cause such a difference for Broadcom in connection with the transaction include, but are not limited to the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or retention or other employment issues, unanticipated disruption or costs related to services to be provided by Renesas to Broadcom in connection with the transaction, and charges resulting from restructuring, purchase accounting adjustments or fair value measurements; unexpected variations in market growth and demand for LTE products and related technologies, and matters arising in connection with the parties’ efforts to comply with and satisfy applicable closing conditions relating to the transaction.

Broadcom’s Annual Report on Form 10-K for the year ended December 31, 2012, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations, financial condition, or the guidance provided today. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

The forward-looking non-GAAP guidance presented in the Updated Business Outlook section above is consistent with the presentation of non-GAAP results as reported in our July 23, 2013 press release covering Broadcom’s second quarter 2013 results. Furthermore, Broadcom is unable to provide a reconciliation of the impact from the Renesas acquisition to the forward-looking non-GAAP measures disclosed above to the most comparable forward-looking GAAP measures because the company cannot at this time reliably forecast acquisition and other one-time acquisition related transaction costs, which are difficult to predict and estimate.

Broadcom®, the pulse logo, Connecting everything® and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

Contacts
Press	Investors
Karen Kahn	Chris Zegarelli
Vice President, Communications	Sr. Director, Investor Relations
415-297-5035	949-926-7567
kkahn@broadcom.com	czegarel@broadcom.com